[EXHIBIT 21a TO COLONIAL GAS COMPANY
            FORM 10-K FOR YEAR ENDED DECEMBER 31, 1996]

                       Colonial Gas Company
                    Subsidiaries of Registrant


Subsidiaries:			Organized in:		Ownership:

(a)  Transgas, Inc.		Massachusetts		100% (b)
(a)  CGI Transport Limited(c)	Canada			100%

(a)  Included in consolidated financial statements.
(b) The Company has agreed to sell a 50% interest in Transgas Inc. to Cabot LNG Corporation as part of a joint venture. Completion of the sale is subject to certain regulatory approvals.
(c)  Owned by Transgas.


            [END OF EXHIBIT 21a TO COLONIAL GAS COMPANY
            FORM 10-K FOR YEAR ENDED DECEMBER 31, 1996]